UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2020

Green Hygienics Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13795 Blaisdell Place, Suite 202, Poway, CA	92064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 802-0299

 ____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Secured Promissory Note with Home Loan Eagle, Inc.

On December 15, 2020, Green Hygienics Holdings Inc., a Nevada corporation (the “Company”) issued a 15% Secured Promissory Note (the “New Note”) to Home Loan Eagle, Inc., a California corporation (the “Lender”), in the principal amount of $2,668,748. The Company has previously issued a 15% secured promissory note with the principal balance of $1,760,000 due August 15, 2024, with the Lender. The Lender funded the New Note on December 18, 2020, and on such date pursuant to the Note, the Company received net proceeds of $1,402,377 (the “Net Proceeds”), after payment of closing costs of $27,923, real estate taxes and other costs relating to the real property securing the New Note of $30,915, a lien holdback of $56,250, and a partial payment of principal and interested on a related party debt due to Alita Capital, Inc., the Company’s majority shareholder that is controlled by Ron Loudoun, the Company’s Chief Executive Officer and sole director, of $1,151,283, reducing the principal amount of related party debt to Alita Capital to approximately $2,197,699. The New Note is secured by a third Deed of Trust on real property commonly known as Round Potrero Road, Potrero, California. The New Note is due June 15, 2022 (the “Maturity Date”), and requires the Company to make monthly interest only payments of $33,359 starting on January 15, 2021 and continuing thereafter on the 15th day of each month until the Maturity Date. The Net Proceeds will be used by the Company for general working capital purposes. The loan contains no provisions for any conversion into the Company’s common stock.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, copies of which are filed as Exhibit 10.1, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

Non-Binding Letter of Intent

Non-Binding Letter of Intent for the Acquisition of Primordia, LLC

On December 18, 2020, the Company entered into a non-binding letter of intent (the “LOI”) with Primordia, LLC (“Primordia”), a Nevada limited liability company. Pursuant to the LOI in the proposed transaction, the Company, through a newly formed wholly owned subsidiary, will acquire either 100% of the assets or 100% of the membership units of Primordia in exchange for approximately 277,329 shares of restricted common stock of the Company. Additionally, up to 500,000 shares of restricted common stock of the Company will be reserved for settlement agreements with creditors of Primordia. Primordia combines legacy agriculture and cGMP extraction facilities, thereby creating a vertically integrated company built to meet the demands of the global CBD marketplace.

The parties plan to enter into a definitive agreement of acquisition within 45 days of the LOI and to close the acquisition 60 days thereafter. The definitive agreement will be subject to standard and customary terms and conditions, including, but not limited to, the following:

i.	the Company’s completion of a due diligence investigation of Primordia;

ii.	if and as necessary, completion of an audit of Primordia’s financial statements by a PCAOB registered accounting firm, in form and substance reasonably satisfactory to the Company;

iii.	receipt of all necessary consents and approvals of governmental bodies, lenders, lessors, and other third parties;

iv.	absence of any material adverse change in Primordia’s business, financial condition, prospects, assets or operations since the end of the last month preceding the date of the definitive agreement;

v.	absence of pending or threatened litigation regarding the definitive agreement or the transactions to be contemplated thereby; and

vi.	delivery of closing certificates and other documentation.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

10.1	Secured Promissory Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN HYGIENICS HOLDINGS, INC. (Registrant)

Date: December 24, 2020	By:	/s/ Ron Loudoun
Ron Loudoun
President and Chief Executive Officer

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